UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2009

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 28, 2009, United States Steel Corporation (“U. S. Steel”) executed and delivered an underwriting agreement with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of themselves and the other underwriters (“Notes Underwriters”)_relating to the issuance and sale of $750,000,000 aggregate principal amount of its 4.0% Senior Convertible Notes due 2014 ( “Notes”) and granted the Notes Underwriters an option to acquire up to an additional $112,500,000 aggregate principal amount of the Notes . The Notes are senior unsecured obligations of U. S. Steel. A copy of the underwriting agreement is filed herewith as Exhibit 1.

On April 28, 2009, U. S. Steel executed and delivered an underwriting agreement with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of themselves and the other underwriters (“Stock Underwriters”) _relating to the issuance and sale of 23,600,000 shares of its common stock at a price to the public of $25.50 per share and granted the Stock Underwriters an option to acquire up to an additional $3,540,000 shares at the same price. A copy of the underwriting agreement is filed herewith as Exhibit 2.

Item 8.01.	Other Events.

On April 28, 2009 U. S. Steel issued a press release announcing the pricing of both offerings. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1	Underwriting agreement for 4% Senior Convertible Notes due 2014 dated April 28, 2009

2	Underwriting agreement for Common Stock dated April 28, 2009

99.1	Press release titled “U. S. Steel Announces Pricing on Common Stock and Convertible Notes Offerings”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry T. Brockway
Larry T. Brockway
Vice President & Treasurer

Dated: April 29, 2009

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